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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                   MAY 8, 2002
                                   -----------
                Date of Report (Date of earliest event reported)



                            WOODHEAD INDUSTRIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



       DELAWARE               0-5971                     36-1982580
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    (State or other   (Commission File Number)         (I.R.S Employer
    Jurisdiction of                                    Identification
    Incorporation)                                        Number)

                 3 Parkway North, Suite 550, Deerfield, IL 60035
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              (Address of principal executive offices) (Zip Code)


                                  847-236-9300
                                  ------------
              (Registrant's telephone number, including area code)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


         On May 7, 2002, the Board of Directors of Woodhead Industries, Inc. ("Woodhead") adopted the recommendation of its Audit Committee that Arthur Andersen LLP ("Andersen") be dismissed as Woodhead's auditors. Ernst & Young has been named as Woodhead's new auditor.

        Andersen's reports on Woodhead's consolidated financial statements for the years ended September 29, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

       During the years ended September 29, 2001 and September 30, 2000 and through the date hereof, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on Woodhead's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Woodhead has provided Andersen with a copy of the foregoing statements. Attached, as Exhibit 16, is a copy of Andersen's letter, dated May 8, 2002, stating its agreement with such statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


    (c) Exhibits.


Exhibit Number

16          Letter regarding change in certifying accountant







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SIGNATURE




Under the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, this report was signed on behalf of the Registrant by the authorized person below.



WOODHEAD INDUSTRIES, INC.

Date: May 8, 2002



BY: /s/ Robert H. Fisher
Robert H. Fisher
Vice President, Finance and C.F.O.
(Principal Financial Officer)